                                                                   EXHIBIT 10.21

                                   AGREEMENT
                                   ---------


          IT IS HEREBY AGREED by and between LEONARD RACANELLI and THE ROSA RACANELLI 1988 TRUST, that the rental proceeds (base and additional rents) received from TULARIK, INC., for the rental of a portion of premises known as 266 Pulaski Road, Greenlawn, New York 11740, are to be paid to LEONARD RACANELLI only.


Dated: July 23, 1998

                                                 /s/ Leonard Racanelli
                                                 -----------------------------
                                                 LEONARD RACANELLI


                                                 THE ROSA RACANELLI 1988 TRUST


                                                 By /s/ Rosa Racanelli
                                                    ---------------------------
                                                    ROSA RACANELLI - Trustee

STATE OF NEW YORK )
                  :ss.:
COUNTY OF SUFFOLK )

          On the 23rd day of July, 1998, before me personally came LEONARD RACANELLI and ROSA RACANELLI, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they executed the same.

                                                    /s/ [ILLEGIBLE]
                                                    ---------------------------
                                                    Notary Public

                                   EXHIBIT B


                              BASIC RENT SCHEDULE

                                       MONTHLY                ANNUALLY

First Year                           $ 16,916.66            $ 203,000.00

Second Year                            17,593.32              211,119.84

Third Year                             18,297.05              219,564.60

Fourth Year                            19,028.93              228,347.16

Fifth Year                             19,790.08              237,480.96

Sixth Year                             20,581.68              246,980.16

Seventh Year                           21,404.94              256,859.28

                                   EXHIBIT C


Tenant Improvements will consist of:

a.   Administrative Offices spaces including office furniture and workstations.

b. Molecular Biology Labs including fume hoods, biosafety cabinets, and casework.

c.   Tissue Culture suites.

d. Lab Support Spaces including Photo/Dark Room, PCR room (DNA Mapping), Cold Room.

e.   D.I. Water/Mechanical room.

f.   Glassware was room including glass washer and autoclave.

g.   Telecom/Network room including telephone switch and networking equipment.

h.   Backup generator.

RIDER TO A.I.R.E.A. STANDARD INDUSTRIAL LEASE -- MULTI-TENANT (MODIFIED NET -
1993) DATED, FOR REFERENCE PURPOSES JULY ________, 1998 BY AND BETWEEN LEONARD RACANELLI AND THE ROSA RACANELLI 1988 TRUST (COLLECTIVELY, "LESSOR"), AND TULARIK INC. ("LESSEE").

This Rider is attached to and made a part of the above-referenced typeset lease (the "Lease"). In the event of any conflict between the typeset portion of the Lease and this Rider, the terms and provisions of this Rider shall govern. If any addenda or amendments are also attached to the typeset portion of the Lease, this Rider shall govern to the extent of any conflict between the terms and provisions of this Rider and such addenda or amendments. All references in the following paragraphs or to corresponding paragraphs of the typeset portion of the Lease, except as otherwise expressly provided herein.


1.   Par 1.3: Term:


The Commencement Date shall be that date which is thirty (30) days from the execution of this Lease. The Commencement Date shall be delayed by one (1) day for each day of delay in the move into the Premises that is caused by any Force Majeure Delay or Landlord Delay. No Landlord Delay (as hereinafter defined) or Force Majeure Delay (as hereinafter defined) shall be deemed to have occurred unless and until the party claiming such delay has provided written notice to the other party specifying the action or inaction that such notifying party contends constitutes a Landlord Delay or Force Majeure Delay, as applicable. If such action or inaction is not cured within one (l) day after receipt of such notice, then a Landlord Delay or Force Majeure Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days the substantial completion of the Premises was in fact delayed as a direct result of such action or inaction.


2.   Par. 2.2: Condition:


          The words "thirty (30) days" which appear in the fifth and sixth lines of paragraph 2.2 are deleted and the words "one (1) year" are substituted therefor.


3.   Par 2.3: Compliance with Covenants, Restrictions and Codes:


          The words and numeral "six (6) months" which appear in the seventh line of paragraph 2.3 are deleted and the words and numeral "one (1) year" are substituted therefor.

                                      1.

4.   Par. 2.4: Acceptance of Premises: This paragraph is deleted in it entirety.


5.   Par. 2.7: Common Areas - Changes.


          Notwithstanding the provisions of Paragraph 2.7, Lessor shall make no changes to or uses of the Common Areas which materially adversely affect Lessee's use and occupancy of the Premises, except to the extent reasonable and necessary for Lessor to comply with its obligations under this Lease.


6.   Par. 3.2: Early Possession.


          Notwithstanding the provisions of Paragraph 3.2, Lessee shall have the right to enter the Premises at any time prior to the Commencement Date to undertake, at its sole cost, those certain tenant improvements set forth in Exhibit C attached, hereto and incorporated herein by reference, as more particularly described therein (the "Tenant Improvements") and to take reasonable preparatory measures for its occupancy of the Premises, including, without limitation the installation of its trade fixtures, furnishings, and telephone and computer equipment. Such entry shall be subject to all of the terms and conditions of this Lease, except that Lessee shall not be required to pay any Base Rent or Common Area Operating Expenses during such early occupancy period.


7.   Par. 3.3: Delay in Possession.


          Notwithstanding the provisions of Paragraph 3.3' if Lessor has not delivered the Premises to Lessee with Landlord's work substantially completed, free of occupants and tenants, on or before one (1) month after the Commencement Date 1998, Lessee shall have the right thereafter, until such possession is delivered to Lessee, to cancel this Lease. Upon such cancellation, Lessor shall return to Lessee all sums theretofore deposited by Lessee with Lessor and neither party shall have any further liability or obligation to the other.


8.   Par. 4.2: Common Area Operating Expenses.

                                      2.

          (a) Notwithstanding the provisions of Paragraph 4.2, the following shall not be included within Common Area Operating Expenses:


          (i) Costs of a capital nature, including but not limited to capital improvements and alterations, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles.


          (ii) Overhead profit increments paid to Lessor's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.


          (iii) All interest, loan fees, and other carrying costs related to any mortgage or deed of trust on the Building or any capital item, and all rental and other payable due under any ground underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment is not affixed to the Building.)


          (iv) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor.


          (v)    Advertising and promotional expenditures.

          (vi) Costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature.


          (vii) Any costs, fines, or penalties incurred due to violations by Lessor of any governmental rule or authority, this or any other lease in the Building, or due to Lessor's negligence or willful misconduct.


          (viii) Management costs (which shall be deemed to include salaries, benefits and other compensation to all management) in excess of three percent (3%) per annum of the annual Base Rent.

                                      3.

          (ix) Costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith).


          (x) The cost of monitoring, containing, removing, or otherwise remediating any contamination of the Premises at the property (including the underlying land and ground water) by any Hazardous Materials where such contamination was not caused by Lessee.


          (xi) Any other expense that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.


          (b) Lessor shall keep complete and accurate records in accordance with good bookkeeping and accounting practices regarding all Common Area Operating Expenses. Lessee shall have the right to audit such records for each calendar year during the term of this Lease by notifying Lessor within 120 days following the end of each such calendar year and/or 120 days after Lessor has furnished Lessee a statement of such actual expenses. If an audit (performed by a certified public accountant on behalf of Lessee) reveals that Lessor has overcharged Lessee for common Area Operating Expenses, Lessor shall refund the amount overcharged within ten days after such determination has been made. If Lessor has overcharged Lessee by more than 5%, Lessor shall refund the overcharged amount and, in addition, shall pay the costs of Lessee's audit.


9.   Par. 5: Security Deposit.


          Notwithstanding the provisions of Paragraph 5, Lessor shall keep the security deposit in an interest-bearing money market account segregated from Lessor's funds, with interest to accrue for the benefit of Lessee.


10.  Par. 6.1(a): Compliance with Law.


          Paragraph 6.1(a) of the Lease is amended by adding the language at the end of this section:

                                      4.

          Notwithstanding anything to the contrary contained in this Lease, throughout the term hereof, Lessee shall not be responsible compliance with any laws, codes, ordinances, rules, regulations governmental directives, including but not limited to the Americans with Disabilities Act ("ADA"), where such compliance is related specifically to Lessee's use and occupancy of the Premises. For example, if any governmental authority should require the building to be structurally strengthened against earthquake, or should require the removal of asbestos from buildings, such shall be performed by and at the sole cost of Lessor.


11.  Par. 7.2: Lessor's Obligations.


          Notwithstanding the provisions of Paragraph 7.2 if Lessor fails to timely perform its maintenance and repair obligations hereunder within ten (10) days after notice from Tenant specifying the action required hereunder, and, as a consequence, Lessee's use of the Premises is substantially impaired, Lessee shall have the right to cause such repair or maintenance to be performed at Lessor's expense and to deduct the costs thereof, together with interest thereon at the highest rate permitted by law, from the Rent payable to Lessor.


12.  Par. 7.3: Alterations and Additions.

          Notwithstanding the provisions of Paragraph 7.3:

          (a) Lessee shall be entitled to make non-structural alterations, additions and Utility Installations in or to the Premises, without the prior consent of Lessor, so long as the same do not affect any structural or exterior portions of the Building or adversely affect the Building's electrical, plumbing or HVAC Systems, and provided the Lessee provides the Lessor with a copy of its construction plan and/or sketch prior to commencement of work.


          In addition, Lessor hereby consents to the making of the following alterations, additions and Utility Installations [See Exhibit C attached hereto].


          (b) With respect to any alterations, additions or Utility Installations requiring Lessor's consent, Lessor shall not reasonably withhold its consent thereto.


          (c)  Lessee shall not be required to remove (but may elect to remove)
(i) any of the initial Tenant Improvements constructed by on behalf of Lessee, as more particularly described on Exhibit attached hereto and incorporated herein by reference and (ii) any

                                      5.

alterations, additions or utility Installations for which Tenant obtained Lessor's consent, unless Lessor has indicated, at the of granting such consent, that such removal will be required.


3.   Par. 8.7: Indemnity.


          (a) Notwithstanding anything to the contrary in Paragraph 8.7 or 8.8, Lessee shall not be required to indemnify, defend, or hold Lessor harmless from or against claims, liability, loss, cost or expense arising out of (i) the breach by Lessor, or Lessor's agents, employees, licensees, invitees, or independent contractors (collectively "Lessor's Agents"), of any covenant, representation warranty under this Lease, or (ii) any negligence or willful misconduct of Lessor or Lessor's Agents.


          (b) Lessor shall protect, defend and hold harmless Lessee Lessee's employees, officers, agents, directors, and shareholders, and the successors and assigns of each of the foregoing, against and from any and all claims, demands, losses, liabilities, damages, costs and expenses, (including, without limitation, attorneys' and consultants' fees and the costs and expenses of defense) arising or resulting from or in connection with Lessor's or Lessor's Agents' breach of any covenant, representation or warranty under this Lease,
(ii) Lessor's or Lessors' Agents negligence or willful misconduct, or (iii) Lessor's ownership, management or operation of the Industrial Center. The mutual indemnity obligations of Lessor and Lessee under this Lease shall not, however, release the respective insurers of Lessor and Lessee from such insurers' obligations under any policies covering their respective insureds.


14.  Par. 9: Damage or Destruction.


          Notwithstanding anything herein to the contrary,

          (a) Lessor shall notify Lessee within 30 days of the date of any casualty specifying Lessor's architect's or engineer's reasonable estimate as to the time required to rebuild or restore the Premises;


          (b) If in the reasonable opinion of Lessor's architect or engineer, the Premises will take longer than 180 days to rebuild or restore, Lessee may, notwithstanding Lessor's obligation or election to rebuild, terminate this Lease by written notice to Lessor within ten (10) days after Lessee's receipt of Lessor's notice. Such termination shall be effective thirty (30) days after the giving of Lessee's notice.

                                      6.

          (c) If Lessor fails to restore the Premises (including reasonable means of access thereto) within a period which is sixty days longer than the period stated in Lessor's notice to Lessee as estimated rebuilding period, Lessee, at any time thereafter until such rebuilding is completed, may terminate this Lease by delivering written notice to Lessor of such termination, in which this Lease shall terminate as of the date of the giving of notice.


15.  Par. 9.6: Abatement of Rent.


          Delete from paragraph 9.6(a) the last sentence of such paragraph and the words "but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b)."


16.  Par. 10: Real Property Taxes.


          Notwithstanding anything to the contrary in Paragraph 10:

          (a) Lessee's obligation to pay any assessments included in Real Property Taxes shall be calculated on the basis of the amount due if Lessor had allowed the assessment to go to bond and the same were to be paid over the longest period available; and


          (b) Lessee shall be required to pay any tax based on (1) gross or net rents, (2) the square footage of the Premises or the Project, (3) this transaction (or any document relating thereto), (4) the occupancy of Lessee, or
(5) any other tax, fee, or excise, however described, including, without limitation, a so called "value added tax," as a direct substitution in whole or in part for, or in addition to, any real property tax, only to the extent that any such tax is in substitution of any real property tax it would otherwise be obligated to pay.


17.  Par. 12: Assignment and Subletting.


          (a) Notwithstanding the provisions of Paragraph 12, the assignment of rents described in Paragraph 12.3(a) shall apply only during such periods as Lessee is in default under this Lease (the applicable grace period, if any, having expired). Furthermore, any notice by Lessor to Lessee's assignee or sublessee requiring such assignee or sublessee to pay rental

                                      7.

directly to Lessor shall be sworn to be true by Lessor and Lessor shall simultaneously deliver a copy of any such notice to Lessee.


          (b)  Delete paragraph 12.1(d) in its entirety.


18.  Par. 13.1 Default; Breach; Remedies.


          (a) The three (3) day period provided in Paragraph 13.1(b) is extended to five (5) business days.


          (b) The words "knowingly made and "are added after the word 'was" in the first line of paragraph 13.1(f).


19.  Par. 14: Condemnation.


          Notwithstanding anything to the contrary in Paragraph 14, shall be entitled to any condemnation award, or payment made threat of condemnation, for loss of goodwill, moving costs, unamortized portion of any tenant improvements made at the of Lessee, loss of tenant's personal property and Lessee's fixtures, and loss of Lessee's leasehold interest (including loss of the purchase and other options granted to Lessee hereunder).


20.  Par. 16: Tenancy Statements.


          Lessor shall not request financial statements of Lessee pursuant to Paragraph 16.2 more frequently than once every 12 months during the term hereof.


21. Par. 19: Interest on Past-Due Obligations. This paragraph is deleted in its entirety.

22.  Par. 23: Notices.

                                      8.

          Paragraph 23 is deleted in its entirety and replaced with the following:


     All notices, approvals, consents, and other communications ("Notices") to be given under this Lease must be in writing and may be given by any method of delivery which provides evidence or confirmation of receipt including but not limited to personal delivery, express courier (such as Federal Express), telecopy, and prepaid certified or registered mail with return receipt requested. Notices shall be deemed to have been given and received on the earlier of actual receipt, refusal to accept delivery, or three (3) business days after the day of deposit into prepaid registered or certified U.S. mail. Notices shall be given and/or addressed to the respective parties at the following addresses:


          If to Lessor:            Leonard Racanelli and The Rosa Racanelli

                                   1988 Trust

                                   1799 Washington Avenue

                                   Seaford, NY 11783


          If to Lessee:            Tularik Inc.

                                   Two Corporate Drive

                                   South San Francisco, CA 94080

                                   Attn: William Rieflin, General Counsel


          Either party may change its address for receipt of notice by giving notice to the other party in accordance with the provisions hereof.


23. Par. 30: Subordination. Notwithstanding anything to the contrary in Paragraph 30, Lessee shall not be required to subordinate its interest under this Lease unless (a) such subordination does not materially increase Lessee's obligations or materially decrease its rights under this Lease, and (b) Lessor first obtains from the holder of the mortgage, deed of trust or other instrument of security to which this Lease is to become subordinated a written agreement that provides substantially that as long as Lessee performs its obligations under this Lease, no foreclosure of; deed given in lieu of foreclosure of; or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Lessee's rights hereunder.

                                      9.

24.  Par. 32: Lessor's Access.


          Lessor shall give Lessee not less than 24 hours' prior notice of Lessor's entry onto the Premises pursuant to Paragraph 32. In addition, Lessor shall be entitled to impose reasonable security restrictions on Lessor and Lessor' Agents. The foregoing limitations shall not apply in cases of emergency, where Lessor shall have such rights of access as is reasonable under the circumstances; provided, however, that Lessor shall use reasonable efforts first to contact the following person in connection with such emergency: Emergency contact: Scott Powers phone/day: 516-689-1490; phone/evening and weekends: 516-754-0448.


25.  Par. 34: Signs.


          Notwithstanding the provisions of Paragraph 34, Lessor hereby consents to Lessee's installation of signage, at Lessee's sole cost and expense, at the locations indicated in Exhibit D, to follow. Lessee shall remove all such signage at the expiration of the lease term and repair any damage caused by such removal.


26.  Par. 39.5 Options to Extend.


          (a) The first paragraph of paragraph 39.5 is hereby deleted and the following is substituted therefor:


     Lessor hereby grants to Lessee two (2) successive options to extend the term of this Lease, each for a period of five (5) years, commencing at the expiration of the original lease Term and the first extended Term, as the case may be (as extended, the 'First Extended Term" and the "Second Extended Term"), upon each and all of the following terms and conditions:


     (b) Paragraph 39.5(i) is hereby deleted and the following is substituted therefor:


          (i) Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the First or Second Extended Terms, as the case may be, would commence

                                      10.

(if exercised) by at least six (6) months, a written notice of the exercise of the option to extend this Lease for the First or second Extended Term, as the case may be, time being of the essence. If said notification of the exercise of said option is not so given and received, the option shall automatically expire,


     (c) The language in Paragraph 39.5(vi) is hereby deleted and the following is substituted therefor:


     (v) Notwithstanding anything herein to the contrary, Lessor agrees that the two (2) Options to Extend are not personal to Lessee but may be exercised by any assignee or transferee of Lessee hereunder. Lessor further agrees that provided (a) Lessee is not then in default of its obligations under this Lease (which default is continuing after notice thereof from Lessor and the expiration of any applicable grace period provided therefor in the Lease), and (b) Lessee has exercised its option to extend pursuant to paragraph 39-5 hereof at least six (6) months prior to the expiration of the original Lease term, or the First Extended Term, as the case may be, Lessor shall exercise (i) its first "option to renew', pursuant to the Master Lease, for an additional period of five (5) years, commencing upon the expiration of the original term, and (ii) its second five (5) year "option to renew pursuant to the Master Lease, such term commencing upon the expiration of the First Extended Term.


     (d) Paragraph 39.5(iv) is hereby deleted and the following is substituted therefor:


          The monthly rent payable under Paragraph 1.5 ("Base Rent") of the Lease shall be increased during the First Extended Term and the Second Extended Term as set forth below:


                        RENT DURING FIRST EXTENDED TERM


                       Period         Per Annum     Per Month


                    Eighth Year      $267,133.68   $22,261.14

                    Ninth Year        277,819.08    23,151.59

                    Tenth Year        288,931.80    24,077.65

                                      11.

                    Eleventh Year     300,489.12    25,040.76

                    Twelfth Year      312,508.68    26,042.39



                        RENT DURING SECOND EXTENDED TERM

                         Period          Per Annum    Per Month

                    Thirteenth Year     $325,009.08  $27,084.09

                    Fourteenth Year      338,009.40   28,167.45

                    Fifteenth Year       351,529.80   29,294.18

                    Sixteenth Year       365,590.85   30,465.91

                    Seventeenth Year     380,214.48   31,684.55


If the First Extended Term or Second Extended Term, as the case may be, commences on a day or expires on a day other than the last day of a calendar month, the Rent for such fractional month shall be pro-rated on a daily basis based upon a thirty (30) day calendar month.


          (e) Paragraph 39.5(v) is amended to add the words "First" before the word "Extended" in the first line of paragraph 39.5(v) and to add the words "and Second Extended Term" after the word "Term" in the first line of paragraph 39.5(v).


27.  Add a new Par. 49 entitled "Lessor's Representations and Warranties".


     Lessor represents and warrants that, as of the Commencement Date, (a) Lessor has full power and authority to enter into this Lease; (b) the Premises and any improvements constructed or to be constructed thereon by Lessor shall be free from material structural defects and the Building systems are in good working order, condition and repair; (c) the Premises and any improvements constructed by Landlord shall comply with all applicable covenants and restrictions of record, statutes, ordinances, codes, rules, regulations, orders, and requirements, including but not limited to the Americans With Disabilities Act ("ADA"); (d) the Premises and Industrial Center are free from Hazardous Materials (and for purposes of this subclause (f), the Premises and/or Industrial Center shall be deemed to include the underlying soil and ground water); and (6) there are no underground storage tanks at the Premises. In the event of a breach of the foregoing warranties, Lessor shall promptly rectify such breach at its sole cost and

                                      12.

expense. Lessor also shall protect, indemnify, defend, and hold Lessee harmless from and against any and all liability, loss, suits, claims, actions, costs, and expense (including, without limitation, attorneys' fees) arising from (i) any breach of the foregoing warranties and (ii) any contamination of the Premises and/or Industrial Center (including the underlying land and groundwater) by any Hazardous Materials, where such contamination was not caused by Lessee. The provisions of this paragraph shall survive the termination or expiration of this Lease. Lessee acknowledges that Lessor has made no representation or warranty respecting the suitability of the Premises for Lessee's intended use.


28.  Add a new Par. 50 entitled, Landlord's Work".


Lessor shall at its sole expense, prior to the Commencement Date, construct and install those certain improvements and equipment, set forth in Paragraph 49 of the printed Lease form (collectively, "Landlord's Work"). Lessor shall apply for and obtain the necessary permits and approvals to allow construction of Landlord's Work. Upon receipt of such approvals and permits, Lessor shall diligently construct and complete Landlord's work substantially in accordance with plans and specifications approved by Lessor and Lessee. Such construction shall be performed in a in a good and workmanlike manner and shall comply with all applicable governmental codes, laws, ordinances and regulations, and Lessor, if required, will obtain a building permit and certificate of occupancy or certificate of completion from the Town of Huntington and deliver a copy of same to the Lessee.


29.  Add a new Par. 51 entitled "Tenant Improvements"


     Lessee shall use reasonable efforts to cause, at its sole cost and expense, the Tenant Improvements to be completed on or before the Commencement Date. Lessee shall undertake and diligently complete, subject to Landlord Delays and Force Majeure Delays, construction of Such Tenant Improvements in the Premises substantially in accordance with plans and specifications to be mutually approved by Lessor and Lessee, which approval shall not be unreasonably withheld or delayed. All such work shall be preformed in a good and workmanlike manner, and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Lessor and Lessee shall both use their best efforts to develop, review and approve all working drawings, final drawings, specifications, changes (if applicable) and other matters promptly, diligently and within such time periods set forth below.


     Lessor shall approve, deny or request modification of any plans and specifications for the Tenant Improvements within five (5) days after submission by Lessee. If Lessor fails to approve,

                                      13.

deny or modify such plans and specifications within such five (5) day period, Lessor shall be deemed to have approved the subject plans and specifications.


     For purposes of this Lease, Landlord Delay shall mean:


          (a) Any delay resulting form Lessor's failure to furnish, in a timely manner, information requested by Lessee or by the or General Contractor for Tenant Improvements in connection with the design or construction of Tenant's Work, or Lessor's failure to approve in a timely manner any matters requiring approval by Lessor; or


          (b) Any delay of any other kind or nature caused by Lessor or Lessor's contractors, agents, or employees) or resulting from performance of Landlord's Work.


     For purposes of this Lease, Force Majeure Delay shall mean:


          Delays due to acts of God, acts of public agencies, labor, strikes, fires, freight embargoes, rainy or stormy inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Lessor or Lessee, as applicable.


30.  Add a new Par. 52 entitled "Landlord's Lien:"


          Notwithstanding anything herein to the contrary, Lessor waives any and all rights, title and interest Lessor now has, or hereafter may have, whether statutory or otherwise, to Lessee's inventory, equipment, furnishings, trade fixtures, books and records, personal property, and tenant improvements paid for by Lessee located at the Premises (singly and/or collectively, the "Collateral"). Lessor acknowledges that Lessor has no lien, right, claim, interest or title in or to the Collateral. Lessor further agrees that Lessee have the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Lessee's business at the Premises. Lessor further agrees to execute and deliver within three (3) business days any UCC filing statement or other documentation required to be executed by Lessor in connection with any such lease or financing arrangement, and any real estate consent or waiver forms submitted by any vendors, equipment lessors, chattel mortgagees, or holders or owners of

                                      14.

the Collateral setting forth, interalia that Lessor waives, in favor of such party any superior lien, claim, interest or other right therein.


The Collateral shall not become the property of Lessor or a part of the realty no matter how affixed to the Premises and may be removed by Lessee or any Equipment Lessors at any time and from time to time during the entire term of this Lease. Lessee shall promptly repair any damage caused by the removal of such property, whether effected by Lessee or Equipment Lessors.

                                      15.

"LESSOR"                                 "LESSEE"

THE ROSA RACANELLI 1988 TRUST            TULARIK INC.


By: /s/ Rosa Racanelli                  By:
   -------------------                     --------------------------------
ROSA RACANELLI, as trustee and not

   Individually                          Its:
                                             ------------------------------

   /s/ Leonard Racanelli
------------------------
Leonard Racanelli, an individual


                                      16.